EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-128418) pertaining to the 1999 Equity Incentive Plan and the 2005 Stock Incentive Plan of NeuStar, Inc.,

(2)	Registration Statement (Form S-8 No. 333-151260) pertaining to the NeuStar, Inc. Deferred Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-160236) pertaining to the NeuStar, Inc. 2009 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-177976) pertaining to the AMACAI Information Corporation 2004 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-177978) pertaining to the Neustar, Inc. 2009 Stock Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-177979) pertaining to the TARGUS Information Corporation Amended and Restated 2004 Stock Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-186954) pertaining to the Neustar, Inc. Employee Stock Purchase Plan, and

(8)	Registration Statement (Form S-8 No. 333-186955) pertaining to the Amended and Restated Neustar, Inc. 2009 Stock Incentive Plan;

of our report dated February 28, 2013, except for Note 20, as to which the date is June 21, 2013, with respect to the consolidated financial statements and schedule of NeuStar, Inc. for the year ended December 31, 2012, included in this Current Report on
Form 8-K of NeuStar, Inc.

/s/ Ernst & Young LLP

McLean, Virginia

June 21, 2013